Exhibit (d)

Investment Management Agreement

AMENDMENT NUMBER 2 TO

INVESTMENT MANAGEMENT AGREEMENT

This Amendment Number 2 to Investment Management Agreement (“Amendment Number 2”) is effective as of

November 1, 2025, by and between Sit Mutual Funds, Inc., a Minnesota corporation (the “Company”), and Sit Investment

Associates, Inc., a Minnesota corporation (“SIA”).

Background

The Company and SIA entered into an Investment Management Agreement dated as of November 1, 1992, (the

“Agreement”), as amended, relating to SIA’s provision of certain investment management services to the Company. The Company and SIA desire to amend the Agreement as set forth herein.

This Background section is incorporated by reference into and made a part of this Amendment Number 2.

Terms

The Company and SIA hereby agree that:

1.	Modifications to the Agreement. Exhibit A to the Agreement is hereby deleted in its entirety and replaced with the following Amended Exhibit A.

2.	Remainder of Agreement. Except as specifically modified by this Amendment Number 2, all terms and conditions of the Agreement shall remain in full force and effect.

3.	Governing Law. The governing law of the Agreement shall be the governing law of this Amendment Number 2.

4.

Entire Agreement. This Amendment Number 2 constitutes the final, complete, exclusive and fully integrated record of the agreement of the parties with respect to the subject matter herein and the amendment of the Agreement with respect to such subject matter.

5.

Signatures; Counterparts. This Amendment Number 2 may be executed in one more counterparts; such execution of counterparts may occur by manual signature, manual signature contained in an imaged document attached to an email transmission; and each such counterpart executed in accordance with the foregoing shall be deemed an original, with all such counterparts together constituting one and the same instrument. The exchange of executed copies of this Amendment Number 2 or of executed signature pages to this Amendment Number 2 as an imaged document attached to an email transmission shall constitute effective execution and delivery hereof and may be used for all purposes in lieu of a manually executed copy of this Amendment Number 2.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment Number 2 to be executed by their duly authorized officers, as of the day and year first above written.

SIT MUTUAL FUNDS, INC. acting on its own behalf and on behalf each Portfolio listed on Exhibit A to the Agreement.

By:	/s/ Roger J. Sit
Roger J. Sit, President

SIT INVESTMENT ASSOCIATES, INC.

By:	/s/ Roger J. Sit
Roger J. Sit, President and Chief Executive Officer

7

AMENDED EXHIBIT A

to

INVESTMENT MANAGEMENT AGREEMENT

between Sit Mutual Funds, Inc. and Sit Investment Associates, Inc. dated November 1, 1992, as amended

Effective November 1, 2025

Fund	Annual Management Fee (as a % of average daily net assets)
Sit International Growth Fund (Series A)	0.85	%(1)
Sit Balanced Fund (Series B)	0.80	%(1)
Sit Developing Markets Growth Fund (Series C)	0.95	%(1)
Sit Small Cap Growth Fund (Series D)	1.50	%(1)
Sit Dividend Growth Fund (Series G)	0.70	%(1)
Sit Global Dividend Growth Fund (Series H)	1.00	%(1)
Sit Small Cap Dividend Growth Fund (Series I)	0.85	%(1)
Sit ESG Growth Fund (Series J)	1.00	%(1)

(1)

Except for extraordinary expenses (as so designated by a majority of the directors of the Company, including a majority of said directors who are not “interested persons” of the Company or of SIA, as defined in the Investment Company Act of 1940, as amended), fees paid under a distribution plan adopted pursuant to Rule 12b-1 under the Investment Company Act of 1940 for class S of Sit Dividend Growth Fund (series G of Sit Mutual Funds, Inc.), class S of Sit Global Dividend Growth Fund (series H of Sit Mutual Funds, Inc.), class S of Sit Small Cap Dividend Growth Fund (series I of Sit Mutual Funds, Inc.), and class S of Sit ESG Growth Fund (series J of Sit Mutual Funds, Inc.), interest, brokerage commissions and other transaction charges relating to investing activities incurred by the Company on behalf of each aforementioned Fund, SIA shall bear all of each Fund’s expenses.

8